Exhibit 99.10

FORM OF DTC PARTICIPANT OVER-SUBSCRIPTION FORM

FOR

RIGHTS OFFERING BY

DREAMS, INC.

OF NON-TRANSFERABLE RIGHTS

EXERCISABLE TO PURCHASE

COMMON SHARES

THIS FORM IS TO BE USED ONLY BY DEPOSITORY TRUST COMPANY PARTICIPANTS TO EXERCISE THE OVER-SUBSCRIPTION RIGHT IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE BASIC SUBSCRIPTION RIGHT WAS EXERCISED AND DELIVERED THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION RIGHTS MUST BE EFFECTED BY DELIVERY OF A SUBSCRIPTION AGREEMENT.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF DREAMS, INC. (THE “COMPANY”) DATED [                    ], 2005 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AND THE SUBSCRIPTION AGENT.

THE EXERCISE OF RIGHTS IS VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., MOUNTAIN STANDARD TIME, ON [            ], 2005 OR SUCH LATER DATE AS MAY BE EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”).

1.	The undersigned hereby certifies to the Company and the Subscription Agent that it is a participant in The Depository Trust Company (“DTC”) and that it has exercised the Basic Subscription Right in respect of rights (the “Rights”) to purchase shares of common stock (the “Common Stock”) of the Company and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent. The undersigned hereby certifies to the Company and the Subscription Agent that it owned Shares of Common Stock on [ ], 2005 (the “Record Date”).

2.	The undersigned hereby exercises the Over-subscription Right to purchase, to the extent available, shares of the Company’s Common Stock and certifies to the Company and the Subscription Agent that such Over-Subscription Right is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Basic Subscription Rights have been exercised.

3.	The undersigned understands that payment of the Subscription Price of $0.03 per share ($0.06 per two shares) of Common Stock subscribed for pursuant to the Over-subscription Right must be received by the Subscription Agent at or before 5:00 p.m. Mountain Standard Time on the Expiration Date and represents that such payment, in the aggregate amount of $ either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith; or

☐	has been delivered separately to the Subscription Agent;
and,	is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

☐	uncertified check

☐	certified check

☐	money order

___________________________________________

Basic Subscription Confirmation Number

___________________________________________

DTC Participant

___________________________________________

Name of DTC Participant

By:
Name:
Title:
Contact Name:
Telephone Number:

Dated:                         , 2005